                           PLEASE SUPPORT YOUR BANK!!





              SJS             SOUTH JERSEY SAVINGS
                          -------------------------------

                              AND LOAN ASSOCIATION
              A SUBSIDIARY OF SOUTH JERSEY FINANCIAL CORPORATION, INC.









                                    VOTE YOUR
                                       BLUE
                                  PROXY CARD TODAY!!!